Exhibit 5



                        SIDLEY AUSTIN BROWN & WOOD LLP

      BEIJING                787 SEVENTH AVENUE              LOS ANGELES
       ----               NEW YORK, NEW YORK 10019               ----
     BRUSSELS             TELEPHONE 212 839 5300               NEW YORK
       ----                FACSIMILE 212 839 5599                ----
      CHICAGO                  www.sidley.com               SAN FRANCISCO
       ----                                                      ----
      DALLAS                   FOUNDED 1866                    SHANGHAI
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      GENEVA                                                  SINGAPORE
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     HONG KONG                                                   TOKYO
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       LONDON                                               WASHINGTON, D.C.



                                        February 18, 2005

Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York  11747

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-3 and amendment no. 1 thereto (collectively, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the offering from time to time by certain selling stockholders of up to 982,338 shares of common stock, par value $0.01 per share (the "Common Stock"), of Reckson Associates Realty Corp. (the "Company"), including 263,340 shares of Common Stock that are issued and outstanding as of the date hereof (the "Outstanding Shares") and 718,998 shares of Common Stock that may be issued upon the redemption by holders of units of limited partnership interest in Reckson Operating Partnership, L.P. (the "Operating Partnership"), and (ii) the issuance from time to time by the Company of up to 465,845 shares of Common Stock (collectively, with the 982,338 shares of Common Stock described above, the "Shares"), to holders of up to 465,845 class C common units of limited partnership interest in the Operating Partnership upon the redemption of those units by the holders thereof.

         In arriving at the opinion expressed below, we have examined such documents and records as we deemed appropriate, including the following: the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, as amended, of the Company; records of corporate proceedings of the Company; the Certificate of Limited Partnership and the Amended and Restated Agreement of Limited Partnership, as amended (the "Partnership Agreement"), of the Operating Partnership; the Registration Statement; the Registration Rights Agreement, dated as of September 19, 1995, between the Company and 125 Baylis Road, L.L.C. ("Baylis") and certain members of Baylis; the Registration Rights Agreement, dated as of October 1997, between the Company and the holders of Units listed on Schedule A thereto; the Registration Rights Agreement, dated as of January 6, 1998, between the Company and the holders of Units listed on Schedule A thereto; the Registration Rights Agreement, dated as of April 14, 1998, between the Company and the holders


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of Units listed on Schedule A thereto; the Registration Rights Agreement, dated as of August 1998, between the Company and the holders of Units listed on Schedule A thereto; the Registration Rights Agreement, dated as of August 7, 2003, between the Company and 1055 Stamford Associates Limited Partnership; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         Based upon the foregoing and subject to the limitations, qualifications, and exceptions set forth herein, we are of the opinion that the Shares, other than the Outstanding Shares, have been duly authorized by all necessary corporate action of the Company and, when and if the Shares are issued and delivered in the manner described in the Registration Statement and, as applicable, the Partnership Agreement, against payment of the consideration described in the Registration Statement and the Partnership Agreement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company. We are of the opinion that the Outstanding Shares have been duly authorized by all necessary corporate action of the Company, have been legally issued and are fully paid and nonassessable shares of Common Stock of the Company.

         This letter is limited to matters arising under the federal laws of the United States of America, the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the Maryland General Corporation Law and we express no opinion or other statement as to the laws of any other jurisdiction or as to the municipal laws, or the laws, rules or regulations of any local agencies, of or within the State of New York, the State of Delaware or the State of Maryland.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the prospectus under the caption "Legal Matters."

                                           Very truly yours,


                                           /s/ Sidley Austin Brown & Wood LLP

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